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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   SDL, INC.,
                             A DELAWARE CORPORATION

                         ------------------------------


      SDL, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

      FIRST: The name of the corporation is SDL, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State was November 16, 1992.

      SECOND: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by (i) the Board of Directors of the Corporation (the "Board") in accordance with the Delaware General Corporation Law, and (ii) the stockholders of the Corporation by written consent of such stockholders given in accordance with Section 228 of the Delaware General Corporation Law.

      THIRD: The text of the Restated Certificate of Incorporation is hereby amended and further restated to read in full as follows:

      "I.   The name of the Corporation is SDL, Inc.

      II. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      III. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      IV.   A.    Classes of Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is Twenty-Two Million (22,000,000) shares, consisting of Twenty-One Million (21,000,000) shares of Common Stock, with a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share, of which Two Hundred Seventy-One Thousand Six Hundred Twenty-Eight (271,628) shares are denominated as Series A Preferred Stock. The Preferred Stock may be



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issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the designations, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock. Upon amendment of the Restated Certificate of Incorporation of the Corporation as set forth herein, each share of Common Stock of the Corporation outstanding prior to such amendment shall be split and subdivided into three and four-tenths (3.4) shares of Common Stock of the Corporation.

            B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 298,970 shares, are set forth below in this Section IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any additional series of Preferred Stock (including the dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof), and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designations or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences, and restrictions of or on any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion of provisions with respect to liquidation and acquisition preferences, redemption, and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to the compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $2.00 per share per annum or, if greater (as determined on a per annum basis and an as-converted basis for the Series A Preferred Stock), an amount equal to that paid on any other outstanding shares of this Corporation, payable quarterly when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

            2.    Liquidation Preference.



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                  a.    In the event of any liquidation, dissolution, or winding
up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $32.35 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share (such amount equal to declared but unpaid dividends being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  b. Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution which may be required with respect to series of Preferred Stock which may from time to time come into existence, if assets remain in this Corporation, the holders of the Common Stock of this Corporation, shall receive an amount equal to $1.75 per share (appropriately adjusted for any stock splits, stock dividends or other recapitalizations). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the amount of such stock owned by each such holder.

                  c.    After the distribution described in subsections (a) and
(b) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock).

                  d. A consolidation or merger of this Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution, or winding up with the meaning of this Section 2, but shall instead be treated pursuant to
Section 5 hereof.

            3.    Redemption.

                  a. Subject to the rights of series of Preferred Stock which may



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from time to time come into existence, on or at any time after July 17, 1997, within thirty (30) days after the receipt by this Corporation of a written request from any holder of Series A Preferred Stock that all or some of such holder's shares be redeemed, and concurrently with surrender by such holder of the certificate representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to the Original Series A Issue Price and the Premium (such total amount is hereinafter referred to as the "Series A Redemption Price"); provided, however that the Corporation may elect to redeem (subject to the provisions of 3(b) hereof) the shares of series A Preferred Stock in three equal installments on an annual basis beginning thirty (30) days after the date of the written request for redemption by paying in cash therefor a sum per share equal to the Series A Redemption Price, which shall include simple interest thereon from the date thirty (30) days after the date of the written request for redemption at the rate of ten percent (10%) per annum; and provided further that this Corporation may, at any time and from time to time, prepay any amounts owing pursuant to this Section 3(a).

                  b. As used herein, the term "Redemption Date" shall refer to each date of redemption of the Series A Preferred Stock, whether immediate or deferred. At least fifteen (15) days prior to each Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon each holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 3(c), on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  c. From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such redeemed shares, and such redeemed shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible



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number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  d. Subject to the rights of series of Preferred Stock which may from time to time come into existence, three days prior to each Redemption Date, this Corporation shall deposit the Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by this Corporation pursuant to this subsection 3(d) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the close of business on the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any monies deposited by this Corporation pursuant to this subsection 3(d) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

            4. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a.    Right to Convert.

                        (i) Subject to subsection 4(c) hereof, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time between the date of issuance of such share and the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to



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adjustment as set forth in subsection 4(c).

                        (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (A) the closing of the Corporations's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $40.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $10,000,000 in the aggregate or (B) the date upon which the Corporation obtains the consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A Preferred Stock.

                  b. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                  c. Conversion Price Adjustments of Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i)   A.    Upon each issuance by the Corporation of
any Additional Stock (as defined below), after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the Conversion Price for such Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying



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such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of the calculation called for by this clause (i), shares of Common Stock issuable upon exercise or conversion of then-outstanding securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock shall be deemed to be outstanding.

                               B.    No adjustment of the Conversion Price for
the Series A Preferred Stock shall be made in an amount less than five cents ($0.05) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4) hereof, no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                               C.    In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                               D.    In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                               E.    In the case of the issuance (whether
before, on, or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                                     1.    The aggregate maximum number of
      shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(C) and (c)(i)(D) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights



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      (without taking into account potential antidilution adjustments) for the
      Common Stock covered thereby.

                                     2.    The aggregate maximum number of
      shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(C) and
      (c)(i)(D) hereof).

                                     3.    In the event of any change in the
      number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights, or securities, shall be recomputed to reflect such change.

                                     4.    Upon the expiration of any such
      options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights, or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                     5.    No further adjustment shall be made
      for the actual issuance of Common Stock upon exercise of such options or rights, conversion or exchange of such securities, or exercise of options or rights for such securities.

                               (ii)  "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(E)) by this Corporation after the Purchase Date other than:



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                                     A.    Common Stock issued pursuant to a
      transaction described in subsection 4(c)(iii) hereof,

                                     B.    shares of Common Stock issuable or
      issued to employees, officers, consultants, or directors of this Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this Corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at their original cost from the holder thereof by the Corporation in connection with the termination of such holder's employment or service relationship with this Corporation) does not exceed 893,750, and

                                     C.    556,418 shares of Common Stock issued
      pursuant to the Stock Purchase Agreement dated July 17, 1992.

                                     D.    Shares of Common Stock issued upon
      conversion of the Series A Preferred Stock.

                               (iii) In the event the Corporation should at any
time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split, or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                               (iv)  If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                        d. Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii) hereof, then, in each such case for the purpose of this



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subsection 4(b) hereof, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                        e. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                        f. No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                        g. No Fractional Shares and Certificate as to Adjustments.

                                (i)   No fractional shares shall be issued upon
conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                (ii)  Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written



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request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                        h. Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right.

                        i. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                        j. Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                  5.    Merger, Consolidation.

                        a.      At any time, in the event of:

                                (i)   any transaction or series of related
transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity (for purposes of this calculation, shares of Common Stock issuable upon exercise or conversion of then-outstanding securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock shall be deemed to be outstanding), or

                                (ii)  a sale of all or substantially all of the
assets of the Corporation, unless the Corporation's shareholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least 50% of the voting power of the purchasing entity (for purposes of this calculation, shares of Common Stock issuable upon exercise or conversion of then-outstanding securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock shall be deemed to be outstanding);

then, subject to the rights of series of Preferred Stock which may from time to time come into existence, holders of the Series A Preferred Stock shall receive for each share of such stock in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to the Original Series A Issue Price, plus an amount equal to the Premium as of the date of closing of such transaction, and, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining proceeds of such transaction shall be distributed pro rata among the holders of the Common Stock. In the event the proceeds of the transaction are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series A Preferred Stock in accordance herewith, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount payable in respect of the proposed transaction shall be distributed among the holders of Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. Notwithstanding the foregoing, if holders of the Series A Preferred Stock would receive, for each share of such stock, an amount greater than that provided above in this Section 5(a) by converting such stock into shares of Common Stock in accordance with Section 4(a)(i), then, for purposes of this
Section 5(a), all shares of Series A Preferred Stock shall be deemed to have been so converted into shares of Common Stock immediately prior to the closing of the transaction.

                        b. In any of such events, if the consideration received by this Corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of publicly-traded securities, fair market value shall mean the closing market price for such securities on the date such consolidation, merger, or sale is consummated. If the consideration is in a form other than publicly-traded securities, its fair market value shall be determined in good faith by the Board of Directors of this Corporation.

                        c. In the event the requirements of subsection 5(a) are not complied with, the Corporation shall forthwith either:

                                (i)   cause such closing to be postponed until
such time as the requirements of this Section 5 have been complied with, or

                                (ii)  cancel such transaction, in which event
the rights, preferences and privileges of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 5(d) hereof.

                                d.    The Corporation shall give each holder of
record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock which is entitled to such notice rights or similar notice rights and which represents at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all then outstanding shares of such Series A Preferred Stock.

                        6. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                        7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation and shall resume the status of authorized but unissued and non-denominated Preferred Stock. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                        8. Repurchase of Shares. In connection with repurchase by this Corporation of its Common Stock pursuant to its agreement with certain of the holders thereof, Sections 502 and 503 of the California Corporations Code shall not apply in whole or in part with respect to such repurchases.

      V. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      VI. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      VII. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Section VII does not affect the availability of equitable remedies for breach of fiduciary duties. Any repeal or modification of the provisions of this Section VII by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

      VIII. In all elections of directors each shareholder shall be entitled to as many votes as shall equal the number of shares held by him multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit, which right, when exercised, shall be termed "cumulative voting."

      IX. For so long as the board of directors consists of greater than two directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows:
Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

      X. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business. In so evaluating any such determination, the Board of Directors shall be deemed to be performing their duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 145 of the Delaware General Corporation Law, or any successor provision.

      XI. A. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business to be brought before such meeting must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Certificate of Incorporation, the first anniversary of the 1994 annual meeting shall be deemed to be May 22, 1995. Each such notice shall set forth as to each matter the stockholder proposed to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and
(d) any material interest of the stockholder in such business. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

            B. No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article
XI. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XI, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporations's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision.

      XII.  A.    Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting, then pursuant to such notice by the stockholder; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the closing of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Certificate of Incorporation, the first anniversary of the 1994 annual meeting shall be deemed to be May 22, 1995. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

            B. In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation's notice of meeting or if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs.

            C. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Article XII. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article XII, and if he or she should so determine, the defective nomination shall be disregarded.

            D. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide."

      IN WITNESS WHEREOF, SDL, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 14th day of March, 1995.

                                          SDL, INC.,
                                          a Delaware corporation



                                          By:  /s/   Donald R. Scifres
                                             ----------------------------------
                                          Title:  Chairman and Chief Executive
                                                  Officer




Attest:


By:  /s/  John P. Melton
   ----------------------------------
     Title: Secretary

                                    SDL, INC.
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                            SERIES B PREFERRED STOCK
                      -------------------------------------

 Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                      -------------------------------------

      The undersigned officers of SDL, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation (the "Certificate"), the said Board of Directors, at a duly called meeting held on November 5, 1997, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof creating a series of 300,000 shares of Preferred Stock having a par value of $.001 per share, designated as Series B Preferred Stock (the "Series B Preferred Stock") out of the class of 1,000,000 shares of preferred stock of the par value of $.001 per share (the "Preferred Stock"):

      RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate, the Board of Directors does hereby create, authorize and provide for 300,000 shares of its authorized Preferred Stock to be designated and issued as the Series B Preferred Stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences and qualifications, limitations and restrictions that are set forth as follows:

      1. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the Corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series B Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Preferred Stock. In the event that the Corporation shall at any time after November 6, 1997 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Preferred Stock was entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on Units of Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series B Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      2. Voting Rights. The holders of Units of Series B Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event; and

      (B) Except as otherwise provided herein, in the Certificate or the Bylaws of the Corporation or as required by law, the holders of Units of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, and such holders shall have no special voting rights and their consents shall not be required for taking any corporate action.

      3. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series B Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Preferred Stock shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock; (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series B Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; (iv) purchase or otherwise acquire for consideration any Units of Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

      4. Reacquired Shares. Any Units of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      5. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Preferred Stock are entitled under clause
(i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

      (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      7. Redemption. The Units of Series B Preferred Stock and shares of Series B Preferred Stock shall not be redeemable.

      8. Ranking. The Units of Series B Preferred Stock and shares of Series B Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

      9. Fractional Shares. The Series B Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's units or fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

      10. Certain Definitions. As used in this resolution with respect to the Series B Preferred

Stock, the following terms shall have the following meanings:

      (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $.001 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

      (B) The term "junior stock" (i) as used in Section 3 shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series B Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 5, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series B Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

      (C) The term "parity stock" (i) as used in Section 3 shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Preferred Stock as to dividends and (ii) as used in Section 5, shall mean any class or series of capital stock ranking pari passu with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

      IN WITNESS WHEREOF, SDL, Inc. has caused this Certificate to be signed by its Chairman and Chief Executive Officer and its Secretary this 14 day of November, 1997.


                                          SDL, INC.


                                          By:  /s/  Donald R. Scifres
                                             ----------------------------------
                                             Name:  Donald R. Scifres
                                             Title: Chairman and Chief Executive
                                                    Officer




                                          By:  /s/  John P. Melton
                                             ----------------------------------
                                             Name:  John P. Melton
                                             Title: Secretary

                            CERTIFICATE OF CORRECTION

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                  OF SDL, INC.



      SDL, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies that:

      1. the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") that was filed with the Secretary of State of Delaware on March 17, 1995 was an inaccurate record of the corporate action therein referred to;

      2. the Restated Certificate of Incorporation was inaccurate in that paragraph E of Article XII thereof, relating to the power of the Board of Directors to make, alter or repeal the bylaws of the Corporation, was inadvertently omitted in its entirety; and

      3. Paragraph E of Article XII of the Restated Certificate of Incorporation in its correct form as approved by the Board of Directors and by the stockholders of the Corporation, is as follows:

                  "E. The board of directors is expressly
                  authorized to make, alter, or repeal the bylaws of the Corporation."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 8th day of December, 1997.



                                          By:  /s/  Donald R. Scifres
                                             ----------------------------------
                                               Donald R. Scifres
                                               President

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    SDL, INC.
                             A DELAWARE CORPORATION



      SDL, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of SDL, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that paragraph A of Article 4 of the Company's Restated Certificate of Incorporation shall be amended, subject to stockholder approval, to read in its entirety as follows:

            "A.   Classes of Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is seventy-one million (71,000,000) shares, consisting of seventy million (70,000,000) shares of Common Stock, with a par value of $0.001 per share, and one million (1,000,000) shares of Preferred Stock, with a par value of $0.001 per share, of which two hundred seventy-one thousand six hundred twenty-eight (271,628) shares are denominated as Series A Preferred Stock, and three hundred thousand (300,000) shares are denominated as Series B Preferred Stock."

            SECOND:That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SDL, Inc. has caused this certificate to be signed by Donald R. Scifres, its President, and attested by Michael L. Foster, its Secretary, this 14th day of May, 1999.


                                          SDL, INC.



                                          By:   /s/ Donald R. Scifres
                                             ----------------------------------
                                                Donald R. Scifres
                                                President



ATTEST:


/s/ Michael L. Foster
----------------------------------
Michael L. Foster, Secretary

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    SDL, INC.
                             A DELAWARE CORPORATION



      SDL, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of SDL, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that paragraph A of Article 4 of the Company's Restated Certificate of Incorporation shall be amended, subject to stockholder approval, to read in its entirety as follows:

            "A.   Classes of Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred forty-one million (141,000,000) shares, consisting of one hundred forty million (140,000,000) shares of Common Stock, with a par value of $0.001 per share, and one million (1,000,000) shares of Preferred Stock, with a par value of $0.001 per share, of which two hundred seventy-one thousand six hundred twenty-eight (271,628) shares are denominated as Series A Preferred Stock, and three hundred thousand (300,000) shares are denominated as Series B Preferred Stock."

            SECOND:That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SDL, Inc. has caused this certificate to be signed by Donald R. Scifres, its Chief Executive Officer, and attested by Michael L. Foster, its Secretary, this 28th day of February, 2000.


                                          SDL, INC.



                                          By:   /s/ Donald R. Scifres
                                             ----------------------------------
                                                Donald R. Scifres
                                                Chief Executive Officer



ATTEST:


   /s/ Michael L. Foster
----------------------------------
Michael L. Foster, Secretary